EXHIBIT 5.1





Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado  80202


                                January 31, 1997




Board of Directors
Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado 80202

            Re:   Registration Statement on Form S-8

Gentlemen:

            I have acted as counsel to Titanium Metals Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Form S-8 Registration Statement of the Company filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration of 60,100 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable pursuant to the 1996 Non-Employee Director Compensation Plan of Titanium Metals Corporation (the "Plan").

            In connection with this opinion, I have made such inquiries, examined such documents and corporate records and relied upon such certificates of officers of the Company and public officials as I have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth. In my examination, I have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies thereof. I have further assumed that the issuance, from time to time, of Shares will be in accordance with the terms of the Plan and the corresponding stock option agreement and in exchange for receipt by the Company of the option exercise price per Share, as set forth in such stock option agreement.

            On the basis of the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered under the Plan have been duly authorized and, when duly issued in accordance with the Registration Statement and the terms of the Plan and any agreement, resolution or other instrument governing such issuance, the Shares so issued will be validly issued, fully paid and nonassessable.

            I consent to the use of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Robert E. Musgraves
                                          Robert E. Musgraves